CYTEC INDUSTRIES INC.
Five Garret Mountain Plaza
Woodland Park, NJ 07424




April 21, 2011


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Attention: Filing Desk


	Re: Cytec Industries Inc. (CYT)


Dear Reader:

	As permitted by instruction 7 of Form 3, Form 4, and Form 5,
I hereby authorize each of Roy Smith, Frank Macerato and Thomas Irwin, severally and not jointly, to sign and file on my behalf any Forms 4 and 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2013.

	I acknowledge that Roy Smith, Frank Macerato and Thomas Irwin are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.





Sincerely,



s/William G. Wood


POA/Form 4 and 5/Wood